UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TECHPRECISION CORPORATION

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(l) and 0-11.

                             , 2024

Dear Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of TechPrecision Corporation. The meeting will be held virtually on December 19, 2024 at 10:00 a.m., Eastern Time. We will hold our annual meeting in virtual format only via live audio webcast, instead of holding the meeting in Westminster, Massachusetts or at any physical location. You or your proxyholder may participate and vote at the virtual annual meeting by visiting                          and using the control number provided with your proxy materials. At the Annual Meeting, the stockholders will be asked to (i) elect six directors for a term of one year until our 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified, (ii) approve an amendment to increase the number of shares available for issuance under our 2016 Long-Term Incentive Plan, (iii) ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending March 31, 2025, (iv) approve the compensation of our named executive officers, in an advisory vote, and (v) transact any other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, if you hold your shares in registered form, please vote by mobile device or electronically over the Internet, or if you requested a printed copy of the proxy materials be mailed to you, sign, date and return the WHITE proxy card enclosed therewith as soon as possible. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please follow the voting instructions provided to you by your bank, brokerage firm or other nominee. We encourage you to vote by proxy to ensure that your shares are represented and voted at the meeting, even if you plan on attending the meeting virtually.

Your vote is especially important at this year’s Annual Meeting. As you may have seen, Wynnefield Partners Small Cap Value, L.P. I and its affiliates and Robert D. Straus (collectively, the “Wynnefield Group”), have provided notice to the Company of their intention to nominate Robert D. Straus and General Eugene Renuart, Jr., U.S. Airforce (Ret.) for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board.

Your Board does not endorse the Wynnefield Group nominees and unanimously recommends that you vote “FOR” the election of the nominees proposed by your Board (Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan, John A. Moore, Walter M. Schenker and Alexander Shen) and “FOR” the other proposals recommended by your Board, using the WHITE proxy card. You may receive solicitation materials from the Wynnefield Group, including proxy statements and proxy cards. TechPrecision is not responsible for the accuracy or completeness of any information provided by or relating to the Wynnefield Group or its nominees contained in solicitation materials filed or disseminated by or on behalf of the Wynnefield Group or any other statements the Wynnefield Group may make.

Your Board strongly urges you to discard and NOT to vote using any proxy card sent to you by the Wynnefield Group. If you have already submitted a proxy card sent to you by the Wynnefield Group, you can revoke that proxy and vote for your Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet by following the instructions on your WHITE proxy card, voting instruction form or notice. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER NEW REQUIREMENTS CALLED A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST THE WYNNEFIELD GROUP NOMINEES IN ADDITION TO YOUR BOARD’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND ONLY VOTE “FOR” THE NOMINEES AND PROPOSALS RECOMMENDED BY YOUR BOARD.

Your vote is extremely important no matter how many shares you own. If you have any questions or require any assistance with voting your shares, please call TechPrecision’s proxy solicitor:

19 Old Kings Highway S. – Suite 130
Darien, CT 06820
Toll Free (877) 972-0090
Banks and Brokers call collect (203) 972-9300
proxy@investor-com.com

I look forward to virtually seeing you on December 19, 2024.

Sincerely,

Alexander Shen

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

1 Bella Drive
Westminster, MA 01473
Main: (978) 874-0591

Date: December 19, 2024

Time: 10:00 a.m. Eastern Time

Location:

The Annual Meeting of Stockholders of TechPrecision Corporation will be held at the time and virtual location noted above. At the meeting, we will ask you to:

1.	Elect six directors: Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan, John A. Moore, Walter M. Schenker and Alexander Shen;

2.	Approve an amendment to increase the number of shares available for issuance under our 2016 Long-Term Incentive Plan;

3.	Ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025;

4.	Approve the compensation of our Named Executive Officers (as defined herein), in an advisory vote; and

5.	Transact any other business properly brought before the meeting.

You may vote if you were the record owners of TechPrecision Corporation common stock at the close of business on November 4, 2024, the record date. A list of stockholders of record will be available during the 10 days prior to the annual meeting, at our principal executive offices located at 1 Bella Drive, Westminster, Massachusetts 01473.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about                            , 2024, we will mail a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to each of our stockholders of record and beneficial owners at the close of business on the record date. On the date of mailing the Internet Notice, all stockholders will have the ability to access all the proxy material on the website referred to in the Internet Notice. These proxy materials will be available free of charge.

Please note that Wynnefield Partners Small Cap Value, L.P. I and its affiliates and Robert D. Straus (collectively, the “Wynnefield Group”), have provided notice of their intent to nominate Robert D. Straus and General Eugene Renuart, Jr., U.S. Airforce (Ret.) for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board. You may receive solicitation materials from the Wynnefield Group, including proxy statements and proxy cards. TechPrecision is not responsible for the accuracy or completeness of any information provided by or relating to the Wynnefield Group or its nominees contained in solicitation materials filed or disseminated by or on behalf of the Wynnefield Group or any other statements the Wynnefield Group may make.

Your Board of Directors does not endorse the Wynnefield Group nominees and unanimously recommends that you vote “FOR” only the nominees proposed by your Board of Directors and “FOR” the other proposals recommended by the Board on the WHITE proxy card. Your Board strongly urges you to discard and NOT to vote using any proxy card sent to you by the Wynnefield Group. If you have already submitted a proxy card sent to you by the Wynnefield Group, you can revoke that proxy and vote for your Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet by following the instructions on your WHITE proxy card or voting instruction form. Only your latest validly executed proxy will count and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

Your vote is important. To be sure your vote counts and assure a quorum, please vote by mobile device or over the Internet or, if you requested a printed copy of the proxy materials be mailed to you, vote, sign, date and return the WHITE proxy card enclosed therewith, as soon as possible, regardless of whether you plan to virtually attend the meeting; or if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions for voting provided by your bank, brokerage firm or other nominee, regardless of whether you plan to attend the meeting virtually.

By order of our board of directors,

Alexander Shen,

Chief Executive Officer

PROXY STATEMENT

This Proxy Statement and our Annual Report to Stockholders for our fiscal year ended March 31, 2024 (‘‘fiscal 2024’’) are being made available via Internet access beginning on or about                             , 2024, to the owners of all outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), of TechPrecision Corporation (referred to as “we,” “us,” “our,” “TechPrecision,” or the “Company”) as of November 4, 2024, the record date (the “Record Date”), in connection with the solicitation of proxies by our board of directors for our Annual Meeting of Stockholders (the “Annual Meeting’). This proxy procedure is necessary to permit all stockholders, some of whom may be unable to attend the Annual Meeting virtually, to vote on the matters described in this Proxy Statement. Our board of directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 19, 2024.

The proxy statement and the annual report to stockholders are available at
http://www.techprecision.com/reports_and_proxy.html

TABLE OF CONTENTS

Page
Information About Voting	1
Solicitation of Proxies	1
Agenda Items	1
Who Can Vote	1
How to Vote	2
Broker Non-Votes	2
Revoking a Proxy or Changing Your Vote	3
Quorum Requirement	3
Vote Required for Action	4
Recommendation of our Board of Directors	4
Proposal One — Election of Directors	6
Corporate Governance	7
Directors/Nominees	7
Information About Our Board of Directors	9
Meetings	9
Independence	9
Board Leadership Structure and Role in Risk Oversight	9
Committees	9
Stockholder Communications	11
Employee, Officer and Director Hedging	11
Board of Directors Compensation	12
Security Ownership of TechPrecision	14
Security Ownership of Certain Beneficial Owners and Management	14
Changes in Control	14
Executive Compensation	15
Summary Compensation Table	15
Outstanding Equity Awards at Fiscal Year-End Table	15
Employment Agreements	16
2016 Long-Term Incentive Plan	18
Additional Retirement Benefits	18
Compensation Policies and Practices and Risk Management	18
Related Party Transactions	21
Certain Relationships and Related Transactions	21
Proposal Two- Amendment of the 2016 Long Term Incentive Plan	22
Proposal Three-Ratification of the Selection of Marcum LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year ending March 31, 2025	26
Audit Committee Report	27
Principal Accountant Fees	28
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	28
Proposal Four — Advisory Vote to Approve the Compensation of Our Named Executive Officers	29
Other Matters	30
Other Business to be Conducted at the Annual Meeting	30
Stockholder Proposals for the 2025 Annual Meeting	30
Expenses Relating to this Proxy Solicitation	30
Householding	30
Where You Can Find More Information	31

Information About Voting

Solicitation of Proxies

Our board of directors is soliciting proxies for use at the Annual Meeting to be in virtual format on December 19, 2024 at 10:00 a.m. Eastern Time, at                               (the website for the Annual Meeting), and any adjournments of that meeting.

Agenda Items

The agenda for the Annual Meeting is to:

1.	Elect six directors: Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan, John A. Moore, Walter M. Schenker and Alexander Shen;

2.	Approve an amendment to increase the number of shares available for issuance under our 2016 Long-Term Incentive Plan (the “Plan”);

3.	Consider and ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025;

4.	Approve our Named Executive Officers’ compensation, in an advisory vote; and

5.	Transact any other business properly brought before the meeting.

Who Can Vote

You can vote at the Annual Meeting if you are a holder of Common Stock as of the record date. The record date is the close of business on November 4, 2024. You will have one vote for each share of Common Stock you hold. As of November 4, 2024, there were                          shares of Common Stock outstanding and entitled to vote.

Your vote will be especially important at the Annual Meeting. As you may be aware the Wynnefield Group has provided notice to the Company of its intent to nominate Robert D. Straus and General Eugene Renuart, Jr., U.S. Airforce (Ret.) as candidates for election as directors to the Board at the Annual Meeting (together, the “Wynnefield Nominees”). You may receive proxy solicitation materials from the Wynnefield Group, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by, or relating to, the Wynnefield Group or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Wynnefield Group or any other statements that the Wynnefield Group or its representatives have made or may otherwise make.

The Board does NOT endorse either of the Wynnefield Nominees, and the presence of the Wynnefield Nominees on the enclosed WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability or other qualifications of the Wynnefield Nominees. The Board strongly urges you NOT to sign, date or return any proxy card sent to you by, or on behalf of, the Wynnefield Group.

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the WHITE universal proxy card also includes the names of the Wynnefield Nominees. We ask that you only cast your votes “FOR” each of the Board’s candidates and “WITHHOLD” your votes for each of the Wynnefield Nominees. Stockholders should refer to the Wynnefield Group’s proxy statement for the names, backgrounds, qualifications and other information concerning the Wynnefield Nominees. You may access the Wynnefield Group’s proxy statement, and any other relevant documents, without cost on the SEC’s website. You may vote “FOR” up to six nominees in total. If you mark a “FOR” vote with respect to fewer than six nominees under Proposal No. 1, your shares will only be voted “FOR” that nominee you have marked. If you vote “FOR” more than six nominees, your vote on Proposal No. 1 will be invalid and will not be counted.

How to Vote

For Shares Held Directly in the Name of the Stockholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of four ways:

•	Electronically at the meeting. If you attend the virtual Annual Meeting, you may vote electronically at the Annual Meeting. To attend, you must go to the meeting website at and enter the 12- or 16-digit control number found on your Internet Notice, WHITE proxy card or voting instruction form. Please note you will only be able to attend, participate and vote in the Meeting using this website.

•	By Mail. If you requested a printed copy of the proxy materials be mailed to you and choose to vote by mail, complete the WHITE proxy card enclosed with the printed materials, date and sign it, and return it in the postage-paid envelope provided. If you sign your WHITE proxy card and return it without marking any voting instructions, your shares will be voted at the Annual Meeting for all the following persons nominated by the Board: Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan, John A. Moore, Walter M. Schenker and Alexander Shen; and in favor of each of Proposals 2, 3 and 4 listed above under “ – Agenda Items”;

•	By Mobile voting using a smartphone or tablet. If you choose to vote by mobile device, scan the QR Barcode imprinted on the Internet Notice or WHITE proxy card using either a smartphone or tablet, and you will be taken directly to the internet voting site; or

•	By Internet. If you choose to vote electronically over the Internet, visit proxyvote.com and following the instructions on your Internet Notice or WHITE proxy card.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you will receive instructions from that bank, brokerage firm or other nominee on how to vote. You must follow these instructions in order for your shares to be voted.

Use of Proxies

A proxy is your legal designation of another person to vote your shares on your behalf at the Annual Meeting. The person you designate is called a proxy. When you designate someone as your proxy in a written document, that document also is called a proxy or proxy card. The WHITE proxy card accompanying the printed copy of this Proxy Statement is solicited by the Company’s board of directors for the Annual Meeting. By signing and returning it, you will be designating Alexander Shen, Richard Roomberg and John Grau as proxies to vote your shares at the Annual Meeting based on your direction. You also may designate your proxies and direct your votes by mobile device or over the Internet as described above.

Unless you tell us to vote differently when submitting your vote by mobile device, electronically over the Internet or, if you requested a printed copy of the proxy materials be mailed to you, in your proxy card, we will vote shares represented by signed and returned proxies: (i) FOR all of the Board’s nominees for director listed in this proxy statement; (ii) FOR the adoption of an amendment increasing the number of shares available for issuance under our Plan; (iii) FOR the ratification of our selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025; and (iv) FOR the approval of the compensation of our Named Executive Officers (as defined in the rules of the Securities and Exchange Commission), in an advisory vote. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote shares represented by proxies according to their best judgment.

Broker Non-Votes

A broker non-vote occurs when banks, brokerage firms or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the beneficial owner by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable rules. We believe that banks, brokerage firms and other nominees have this discretionary authority with respect to the ratification of our selection of the independent registered public accountants (Proposal No. 3), but do not have such discretionary authority with respect to the election of directors (Proposal No. 1), the adoption of an amendment to our Plan (Proposal No. 2) or approval of the compensation of our Named Executive Officers (Proposal No. 4). If you are the beneficial owner of shares of our Common Stock that are held of record by a bank, brokerage firm or other nominee and do not provide such holder with voting instructions on matters with respect to which it does not have discretionary authority, there will be a broker non-vote with respect to your shares on each such matter.

Revoking a Proxy or Changing Your Vote

For Shares Held Directly in the Name of the Stockholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Submitting a later-dated proxy by mail, on a mobile device or over the Internet;

•	Sending a written notice to our corporate secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

TechPrecision Corporation
1 Bella Drive
Westminster, MA 01473
Attention: Corporate Secretary

or

•	Attending the Annual Meeting and voting virtually by visiting the Annual Meeting website at . Your virtual attendance at the Annual Meeting will not in and of itself revoke your proxy. You also must vote your shares at the Annual Meeting to effectively revoke your previously delivered proxy.

If you have already voted using a proxy card sent to you by, or on behalf of, the Wynnefield Group, you have every right to change your vote. We urge you to revoke that proxy by voting in favor of each of the Company’s director nominees and proposals No. 2, 3 and 4 by using the enclosed WHITE universal proxy card. Only the latest dated and validly executed proxy that you submit will count.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

•	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

•	Submitting a later-dated mobile or Internet vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Attending the Annual Meeting and voting virtually by visiting the meeting website at and entering the 12- or 16-digit control number found on the Internet Notice or voting instruction form sent to you by your bank, broker or other holder of record. Your virtual attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You also must vote your shares at the Annual Meeting to effectively revoke your previously delivered voting instructions.

Quorum Requirement

We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote at the Annual Meeting either attend the Annual Meeting virtually or are represented by proxy. Votes withheld, abstentions and broker non-votes will be considered to be represented for purposes of determining a quorum.

Vote Required for Action

A plurality of the votes cast is required for the election of the directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified. This means that the six director nominees receiving the most “FOR” votes will be elected. You are not permitted to cumulate your votes for purposes of electing directors. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote and have no effect on the results of this vote.

Approval of the amendment to the Plan to increase the number of shares available for issuance thereunder will require the affirmative vote of a majority of the votes cast on this proposal, either in person or by proxy, assuming a quorum is present. Abstentions and broker non-votes will not be counted as votes for or against this proposal and will have no effect on the outcome of the vote.

Approval of the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025 will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either virtually or by proxy, assuming a quorum is present. Abstentions will not be counted as votes for or against this proposal and will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted.

Approval of the compensation of our Named Executive Officers, on an advisory basis, will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either virtually or by proxy, assuming a quorum is present. The vote to approve the compensation of our Named Executive Officers is advisory, and therefore not binding on us or our board of directors. Our board of directors values the opinions of our stockholders and to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate whether any actions are necessary to address those concerns. Abstentions and broker non-votes will not be counted as votes for or against this proposal and will have no effect on the outcome of the vote.

Recommendation of our Board of Directors

As to the proposals to be voted on at the Annual Meeting, our board of directors unanimously recommends that you vote:

•	FOR the election of each of the nominees nominated by the Board (Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan, John A. Moore, Walter M. Schenker and Alexander Shen) to our board of directors;

•	FOR Proposal No. 2, the adoption of an amendment increasing the number of shares available for issuance under our Plan;

•	FOR Proposal No. 3, the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025; and

•	FOR Proposal No. 4, the advisory approval of the compensation of our Named Executive Officers.

The Board unanimously recommends a vote “FOR” each of the Company’s nominees named in this Proxy Statement and on the enclosed WHITE universal proxy card, and strongly urges you NOT to sign, date or return any proxy card or voting instruction form sent to you by, or on behalf, of the Wynnefield Group.

If you have previously signed, dated and returned any proxy card sent to you by the Wynnefield Group in respect of the Annual Meeting, you can revoke it by signing, dating and returning the enclosed WHITE universal proxy card or by following the instructions provided in the WHITE universal proxy card for submitting a proxy to vote your shares over the Internet or voting at the Annual Meeting. Signing, dating and returning any proxy card that the Wynnefield Group may send to you, even with instructions to vote “WITHHOLD” with respect to the Wynnefield Nominees, will cancel and revoke any proxy you may have previously submitted to have your shares voted for the Board’s candidates as only your latest proxy card will be counted. Beneficial owners who own their shares in “street name” should follow the voting instructions provided by their broker, bank other nominee to ensure that their shares are represented and voted at the Annual Meeting, or to revoke prior voting instructions. The Board urges you to sign, date and return only the enclosed WHITE universal proxy card.

Tabulation of the Votes

First Coast Results, Inc. or its delegate will serve as the independent inspector of for the Annual Meeting and, in such capacity, will count and tabulate the votes, abstentions and broker non-votes.

Proxy Contest

The Wynnefield Group has announced its intention to nominate the Wynnefield Nominees for election as directors to the Board at the Annual Meeting. The presence of the Wynnefield Nominees on the enclosed WHITE universal proxy card is NOT an endorsement or approval of, or comment on, the fitness, character, suitability or other qualifications of the Wynnefield Nominees.

You may receive proxy solicitation materials from the Wynnefield Group, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by, or relating to, Wynnefield Group or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Wynnefield Group or any other statements that the Wynnefield Group or its representatives have made or may otherwise make.

Because the Wynnefield Group may send solicitation materials to stockholders, we may conduct multiple mailings prior to the Annual Meeting so that stockholders have our latest proxy information and materials to vote. In that event, we will send you a new WHITE universal proxy card or voting instruction form with each mailing, regardless of whether you have previously voted. You may also receive more than one set of proxy materials, including multiple WHITE universal proxy cards, if you hold shares that are registered in more than one account, please vote the WHITE universal proxy card for every account you own. Only the latest dated proxy you submit will be counted. IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD, THEN YOU SHOULD ONLY SUBMIT WHITE UNIVERSAL PROXY CARDS.

The Board strongly urges you NOT to sign, date or return any proxy cards or voting instruction forms that you may receive from the Wynnefield Group, not even for the purpose of voting “WITHHOLD” with respect to the Wynnefield Nominees. If you have already voted using the proxy card provided by the Wynnefield Group, you have every right to change your vote by signing, dating and returning the enclosed WHITE universal proxy card or by voting over the Internet by following the instructions provided on the enclosed WHITE universal proxy card or voting instruction form. Only the latest proxy you submit will be counted. Voting to “WITHHOLD” with respect to either of the Wynnefield Nominees on its proxy card is not the same as voting for the Board’s candidates. If you vote “WITHHOLD” on the Wynnefield Nominees using the proxy card sent to you by the Wynnefield Group, then your vote will not be counted as a vote for any of the director nominees recommended by the Board, but will result in the revocation of any previous vote you may have cast on the WHITE universal proxy card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive other than the WHITE universal proxy card. The Board unanimously recommends a vote “FOR” each of the Company’s director nominees to be elected on the WHITE universal proxy card. The Board urges you not to sign, date or return any proxy card sent to you by, or on behalf of, the Wynnefield Group, even as a protest vote.

If the Wynnefield Group withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority to the Wynnefield Group, then stockholders can still sign and date a later submitted WHITE universal proxy card.

If the Wynnefield Group withdraws or abandons its solicitation or fails to comply with the universal proxy rules, then any votes cast in favor of the Wynnefield Nominees will be disregarded and not be counted as votes cast, whether such vote is provided on the Company’s WHITE universal proxy card or the Wynnefield Group’s proxy card.

Proposal One — Election of Directors

Our board of directors currently consists of five directors, each of whose terms will expire at this Annual Meeting. On October 9, 2024, our board of directors approved an increase in the number of directors from five to six with the newly-created vacancy to be filled at this Annual Meeting. Our six nominees for director this year are Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan, John A. Moore, Walter M. Schenker and Alexander Shen, all of whom, other than John A. Moore who was selected by our board of directors to fill the newly-created vacancy, are incumbents who were previously elected by our stockholders at our 2023 Annual Meeting of Stockholders. Biographical information about the nominees is provided below under “Corporate Governance – Directors/Nominees.”

Each nominee has consented to being named in the proxy statement and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by our board of directors. The term of office of each person elected as a director will continue for one year, until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal or death. The six nominees receiving the highest number of “FOR” votes shall be elected as directors.

Our board of directors recommends a vote on the WHITE universal proxy card “FOR” the election of Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan, John A. Moore, Walter M. Schenker and Alexander Shen to our board of directors.

Corporate Governance

Board’s Directors/Nominees

Information about the Board’s nominees is provided below. Messrs. Crisafulli, Levy, McGowan, Schenker and Shen currently serve on our board of directors. There are no family relationships between or among any director or executive officer of the Company.

Name	Age	Position
Richard S. McGowan(1)(2)	70	Chair of the Board
Robert A. Crisafulli(1)(2)(3)	70	Director
Andrew A. Levy(2)(3)	78	Director
John A. Moore	59	Director
Walter M. Schenker(1)(3)	77	Director
Alexander Shen	62	Director; Chief Executive Officer

(l)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Richard S. McGowan has been a member of our board of directors since December 2016 and serves as the Chair of the board of directors. Mr. McGowan’s principal occupation since 2008 has been private investor. From June 2014 until July 2016, Mr. McGowan served on the board of directors of Cleveland Biolabs, Inc., a publicly traded biopharmaceutical company focused on the immune system, serving as chair of its board from April 2015 to July 2016, chair of its compensation committee from 2014 until 2016, and on its audit and nominating and governance committees from 2015 until 2016. From 1995 to 2009, Mr. McGowan served as Of Counsel to Weitz & Luxenberg, P.C., a national law firm.

From 2000 to 2008, Mr. McGowan was a partner and President of SFB Holdings, a private investment company that sought to purchase and turn around sub-producing micro-cap companies. Mr. McGowan holds a B.A. in History from the State University of New York at Stony Brook and a J.D. from Boston University School of Law.

Mr. McGowan’s extensive investment experience, and in particular his focus on growing the business of microcap companies, is an asset as we look to execute on our strategies to grow our business.

Robert A. Crisafulli has been a member of our board of directors since December 2016. Since December 2007, Mr. Crisafulli has served as Executive Vice President Tax of Aircastle Limited, a privately held international aircraft leasing company. From January 2007 to December 2007, Mr. Crisafulli served as Vice President of Finance, Tax and Treasurer of InfoNXX, Inc., a privately held international telecommunications company. From 2005 to 2006, Mr. Crisafulli served as Vice President of Tax of PanAmSat, a publicly traded international telecommunications company. From 2001 to 2005, Mr. Crisafulli served as Managing Director of Bridge East Capital, an international private equity and financial advisory firm. From 1999 to 2000, Mr. Crisafulli served as Senior Vice President, Chief Financial Officer, Treasurer of Mosler Inc., a physical and electronic security firm. From 1998 to 1999, Mr. Crisafulli was Partner — Mergers and Acquisitions Practice at KPMG LLP. Mr. Crisafulli is a certified public accountant and holds a B.B.A. in accounting from Adelphi University and an M.B.A. in Taxation from St. John’s University.

Mr. Crisafulli’s significant background in the areas of tax and finance, including with public companies, and his experience as a certified public accountant, enables him to provide our board of directors with additional insight into finance and accounting matters.

Andrew A. Levy is a founder of TechPrecision Corporation and has been a member of our board of directors since March 2009. Since 1978, Mr. Levy has served as Chief Executive Officer of Redstone Capital, an investment banking firm. Mr. Levy was appointed Chief Executive Officer of Esco Marine, Inc., a ship-recycling company, in April 2014, to reorganize the company. Esco Marine, Inc. filed for protection under Chapter 11 of the U. S. Bankruptcy Code in March 2015 and proceedings were dismissed in April 2018. Mr. Levy has been a director of Esco from January 2004 to present. Esco Marine, Inc. is not a company with securities registered under Section 12 of the Exchange Act or required to file reports under Section 15(d) of the Exchange Act. Since August 2024, Mr. Levy has served as Chairman of Axis Aerospace Corporation, a privately-held manufacturer of aerospace parts located in Arlington Washington. From May 2003 to July 2017, Mr. Levy was Chairman of Fraser Optics, a privately held manufacturer of military electro-optics, and held a SECRET Security Clearance during that period. Mr. Levy holds a B.S. in Engineering from Yale University and a J.D. from Harvard Law School.

Executive Officers

Information about our Named Executive Officers as of the date of this proxy statement is provided below.

Name	Age	Position
Alexander Shen	62	Chief Executive Officer; Director
Richard R. Roomberg	58	Chief Financial Officer

For biographical information regarding Mr. Shen, please see “Board’s Directors/Nominees” above.

Richard R. Roomberg was appointed our Chief Financial Officer on September 20, 2024. Mr. Roomberg was a consultant to public reporting companies from June 2023 to September 2024, and was responsible for assisting companies in implementing and assessing compliance with SEC reporting requirements and U.S. generally accepted accounting principles. He was Vice President, Corporate Controller for TCR2 Therapeutics Inc., a clinical-stage biotechnology company developing cell therapies for solid tumors from February 2019 to October 2023, where he assisted with the development of an SEC-compliant accounting function following the Company’s initial public offering and directing accounting-related filings for TCR2. Mr. Roomberg has diverse corporate financial leadership experience in public and private accounting. Mr. Roomberg has a Bachelor of Science degree in Accounting from Pennsylvania State University.

Mr. Levy combines an engineering background that enables him to understand the operational aspects of our business with an investment banking background, which qualifies him to engage in assessments of our financial health and the execution of our growth strategies.

John A. Moore has served as on the board of directors of Scientific Industries, Inc., a publicly traded company and leader in life science lab tools, since January 2019, and as the Chairman of their board of directors since January 2020. Mr. Moore also serves as Chairman of the board of directors of Nyrada, Inc., an Australian drug development company since July 2019 and is also the Chairman of the board of directors of Trialogics, a clinical trial software provider. Since March 2022 he has served on the board of directors of Cormetech, a leading air emissions provider for power plants. Since September 2024 he has served on the board of directors of Phase Holographic Imaging AB of Sweden. Mr. Moore has a B.A. in History from Rutgers University.

Mr. Moore’s substantial experience serving on the board of directors of publicly traded and privately held companies led to the board’s decision that he should fill the newly created vacancy and serve on the board of the directors.

Walter M. Schenker has been a member of our board of directors since December 2016. Since June 2010, Mr. Schenker has served as General Partner and Portfolio Manager at MAZ Capital Advisors, an investment partnership, where his responsibilities include, among things, managing the firm’s portfolio of investments. From 1999 to 2010, Mr. Schenker was a Principal at Titan Capital Management, LLC, a registered investment adviser and hedge fund. From April 10, 2019 until July 19, 2021, Mr. Schenker served on the board of directors and was a member of the audit committee of Andina Acquisition Corporation III, a Nasdaq-listed blank check company. Mr. Schenker previously served as Chairman of the board of directors and head of the compensation committee of Sevcon, Inc., a Nasdaq-listed global supplier of control and power solutions for zero-emission, electric and hybrid vehicles, from 2013 until that company’s acquisition in September 2017. Mr. Schenker holds a B.S. from Cornell University and an M.B.A. in Finance from Columbia University.

Mr. Schenker’s previous experience serving on the board of directors of a publicly traded company and his vast experience investing in both public and private companies enables him to provide our board of directors with insight into how to best manage the Company and execute our growth strategy.

Alexander Shen was appointed Chief Executive Officer of TechPrecision on November 14, 2014 and became a director on our board of directors on September 15, 2022. Since June 2014, Mr. Shen has served as President of our Ranor subsidiary, and he also served as president of our WCMC subsidiary. Mr. Shen has experience in a broad range of industries including metal fabrication, automotive, contract manufacturing, safety and security, and industrial distribution. Prior to joining us, Mr. Shen served in 2013 as President of SIB Development and Consulting, a firm specializing in fixed, monthly cost reduction. Mr. Shen served as President of Tydenbrooks Security Products Group, a security products company, from July 2011 to December 2012. Mr. Shen served as President and Chief Executive Officer of Burgon Tool Steel Company between January 2009 and June 2011 and served as Chief Executive Officer of Ryerson Mexico & Vice President - International for Ryerson, Inc., a multi-national distributor and processor of metals, from 2007 to 2009. Mr. Shen was Division General Manager & Chief Operating Officer at Sumitomo Electric Group from 1998 to 2007, focused on automotive electrical and electronic products. Prior to 1998, he had a 10-year career at the Automotive Division of Alcoa Inc. with roles of increasing responsibility. Mr. Shen began his career with General Motors, moving to Chrysler, before joining Alcoa Inc. His career includes multiple international management roles in Japan, China, Mexico, and Europe, and he is fluent in the Chinese and Japanese languages and cultures. Mr. Shen holds a B.S. in Engineering from Michigan State University.

Mr. Shen’s long experience in manufacturing and his current role as Chief Executive Officer of the Company led to the board’s decision that he should serve on the board of directors.

Information About Our Board of Directors

Meetings

During fiscal 2024, our board of directors held four meetings and the Audit Committee held four meetings. Each incumbent director attended at least 75% of the total number of meetings of the board of directors and the committees on which he served during fiscal 2024. While we encourage all members of our board of directors to attend annual meetings of stockholders, there is no formal policy as to their attendance. Each of our directors attended the annual meeting of stockholders in 2023 by teleconference.

Independence

We evaluate the independence of our directors in accordance with the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”), the national securities exchange on which our Common Stock trades, and the regulations promulgated by the Securities and Exchange Commission (the “SEC’). Nasdaq’s rules require that a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Under Nasdaq rules, we are required to have a board of directors comprised of a majority of independent directors. Accordingly, after review of all relevant transactions and relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our board of directors has determined that the following directors, which comprise a majority of the members of our board of directors, are independent directors within the meaning of the Nasdaq listing standards: Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan, John A. Moore and Walter M. Schenker.

Board Leadership Structure and Role in Risk Oversight

Richard S. McGowan currently serves as the Chair of our board of directors and has served as the Chair of our board of directors since March 2017. The Company’s Corporate Governance Guidelines provide that the board of directors believes that the Company and our stockholders are best served by having the role of Chair of our board of directors and Chief Executive Officer positions separate. We believe that having these roles separated better facilitates the independent functioning of the board of directors, while allowing our management to more closely focus on our business operations.

The Audit Committee of the board of directors takes an active risk oversight role by meeting with our senior management team on a regular basis and reviewing and approving key risk policies and risk tolerances. The Audit Committee is responsible for ensuring that we have in place a process for identifying, prioritizing, managing and monitoring our critical risks. Furthermore, our board of directors, with input from the Audit Committee, regularly evaluates our management infrastructure, including personnel competencies and technologies and communications, to ensure that key risks are being properly evaluated and managed.

Committees

Our board of directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

Audit Committee

The members of the Audit Committee are Mr. Crisafulli (Chair), Mr. McGowan and Mr. Schenker. Our board of directors has determined that Mr. Crisafulli, who is the Chair of the Audit Committee, is an “audit committee financial expert” as that term is defined under the applicable rules and regulations of the SEC. Our board of directors has determined that Messrs. Crisafulli, McGowan and Schenker each satisfy the independence standards for the Audit Committee established by the applicable rules and regulations of the SEC and Nasdaq.

The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating our independent registered public accounting firm.

The Audit Committee charter is posted and can be viewed in the “Corporate Governance” section of our website at www.techprecision.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Crisafulli, Levy and Schenker, each of whom, our board of directors determined, is independent under the Nasdaq listing standards. The chair of our Nominating and Corporate Governance Committee is Mr. Schenker.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	evaluating and recommending to our board of director nominees for each election of directors;

•	determining criteria for selecting new directors, including desired board skills, experience and attributes;

•	considering any nominations of director candidates validly made by our stockholders;

•	reviewing and making recommendations to our board of directors concerning qualifications, appointment and removal of committee members;

•	developing, recommending for approval by our board of directors and reviewing on an ongoing basis the adequacy of the corporate governance principles applicable to us, including, but not limited to, director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation;

•	reviewing and making recommendations regarding the committee structure and composition;

•	reviewing and recommending to our board of directors changes to our bylaws as needed;

•	developing orientation materials for new directors and corporate governance-related continuing education for all directors; and

•	overseeing succession planning for executive officers.

Stockholders may recommend individuals to our board of directors for consideration as potential director candidates by timely submitting their name, along with the additional information and materials required by our by-laws, to TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary. Our by-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Please see the section of this Proxy Statement titled “Stockholder Proposals for the 2025 Annual Meeting” for more information regarding the submission of stockholder nominations and other proposals.

Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, our Nominating and Corporate Governance Committee will evaluate those candidates by following the same process, and applying the same criteria, discussed above.

The Nominating and Corporate Governance Committee charter is posted and can be viewed in the “Corporate Governance” section of our website at www.techprecision.com and is reviewed on an annual basis by our Audit Committee. The Nominating and Corporate Governance Committee did not meet during fiscal 2024.

Compensation Committee

Our Compensation Committee consists of Messrs. McGowan, Crisafulli and Levy, each of whom, our board of directors determined, is independent under the Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chair of our Compensation Committee is Mr. McGowan.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.

Specific responsibilities of our compensation committee include:

•	reviewing and advising the board of directors concerning our overall compensation philosophy, policies and plans, including reviewing both regional and industry compensation practices and trends;

•	reviewing and approving corporate and personal performance goals and objectives relevant to the compensation of the Company’s chief executive officer, and making recommendations to the board of directors regarding all executive officer compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites);

•	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit-sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	reviewing and discussing with management the disclosures regarding executive compensation to be included in our public filings or stockholder reports;

•	reviewing and recommending to our board of directors the compensation paid to our directors; and

•	overseeing, jointly with the full board, engagement with proxy advisory firms on executive compensation matters.

The Compensation Committee charter is posted and can be viewed in the “Corporate Governance” section of our website at www.techprecision.com and is reviewed on an annual basis by our Audit Committee. The Compensation Committee did not meet during fiscal 2024.

Stockholder Communications

We have a process by which stockholders may communicate with our board of directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to the board of directors of TechPrecision Corporation, c/o Corporate Secretary, 1 Bella Drive, Westminster, MA 01473. Our corporate secretary will forward all mail received at our corporate office that is addressed to our board of directors or any particular director. However, communications that are unrelated to the duties and responsibilities of the board of directors, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements, may not be forwarded to the board of directors. In addition, any material that is unduly hostile, threatening or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any director upon request.

Code of Business Ethics and Conduct

We have adopted a written Code of Business Ethics and Conduct. Our Code of Business Ethics and Conduct is intended to document the principles of conduct and ethics to be followed by all of our directors, officers and employees. Its purpose is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest. The full text of our Code of Business Ethics and Conduct is posted and can be viewed in the “Corporate Governance” section of our website at www.techprecision.com.

Employee, Officer and Director Hedging

The Company’s Insider Trading Policy contains restrictions on the ability of directors, officers and employees to engage in certain transactions that hedge or offset any decrease in the market value of the Company’s securities. Specifically, the Insider Trading Policy prohibits such persons from (i) selling the Company’s securities short, (ii) buying or selling put or call options, or other derivative securities, with respect to the Company’s securities and (iii) entering into hedging or monetization transactions or similar arrangements with respect to Company securities, including zero-cost collars, prepaid variable forward sale contracts, equity swaps and exchange funds.

Board of Directors Compensation

Fees and Equity Awards for Non-Employee Directors

The fee structure for non-employee directors is as follows:

Fee Category	Fees
Quarterly Retainer	$6,000
Audit Committee Chair – Annual Retainer	$5,000
Chair – Annual Retainer	$12,000

In addition, our board of directors has provided that each non-employee director is eligible for an annual grant of 12,500 options to purchase shares of our Common Stock or 12,500 shares of restricted stock, as determined by the board of directors, under the Plan.

Director Compensation Table

The following table sets forth compensation paid to each non-executive director who served during the year ended March 31, 2024.

Name	Fees Earned(1)	Option Awards(2)	Stock Awards(3)	Totals
Andrew Levy	$24,000	—	$44,438	$68,438
Robert A. Crisafulli	$29,000	—	$44,438	$73,438
Richard S. McGowan	$36,000	—	$44,438	$80,438
Walter M. Schenker	$24,000	—	$44,438	$68,438

(1)	The members of the board of directors earned all fees for serving on the board of directors during fiscal 2024.

(2)	There were no option awards granted during fiscal 2023. The number of stock options outstanding as of March 31, 2024 for each director was: Mr. Levy: 25,000; Mr. Crisafulli: 25,000; Mr. McGowan: 25,000; and Mr. Schenker: 25,000.

(3)	Represents the aggregate grant date fair value of stock awards computed in accordance with ASC Topic 718. Key assumptions in calculating these amounts are outlined in Note 7 to our Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024. On October 11, 2023, each director then serving on the Company’s board of directors was granted 6,250 fully vested shares of Common Stock, for a total of 25,000 shares. No director held any unvested shares of restricted stock outstanding as of March 31, 2024.

Board Diversity

The matrix below as required by Nasdaq rules sets forth the self-identified gender identity and demographic diversity attributes of each of our directors, and the brief biographical description of the directors set forth above under the heading “—Directors/Nominees” includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

Board Diversity Matrix (as of October          , 2024)

Total Number of Directors		5
	Female	Male
Part I: Gender Identity
Directors	-	5
Part II: Demographic Background
White	-	4
Asian	-	1

Security Ownership of Techprecision

Security Ownership of Certain Beneficial Owners and Management

There are no individuals or entities known by TechPrecision (through their Section 13 filings), excluding directors and Named Executive Officers, to own more than 5% of the outstanding Common Stock as of                        , 2024.

The following table provides information as to shares of our Common Stock beneficially owned, as of                       , 2024, by:

•	each of our current directors and the Board’s director nominee;

•	each Named Executive Officer; and

•	all current directors, the Board’s director nominee and executive officers as a group.

Except as otherwise indicated, each person has the sole power to vote and dispose of all shares of our Common Stock listed opposite his name. Each person is deemed to own beneficially shares of Common Stock that may be acquired upon exercise of stock options if they are vested and exercisable within 60 days of the measurement date,                      , 2024. As of                      , 2024, there were                        shares of our Common Stock outstanding.

Except as otherwise indicated, the address of each person listed below is c/o TechPrecision Corp., 1 Bella Drive, Westminster, MA 01473.

Name	Shares of Common Stock	Percentage
Robert Crisafulli(1)	62,500	*
Andrew A. Levy(1)	417,223	4.52%
Richard S. McGowan(1)	57,516	*
John A. Moore	—	—
Walter M. Schenker(2)	307,152	3.19%
Alexander Shen(3)	461,720	4.80%
Richard D. Roomberg(4)	45,000	*
All executive officers and directors as a group (seven individuals)(5)	1,351,111	14.33%

*	Percentage of shares beneficially owned does not exceed one percent of the class.

(1)	Includes 25,000 shares of Common Stock that may be acquired pursuant to stock options that may be exercised within 60 days of , 2024.

(2)	According to a Schedule 13D filed by Maz Partners LP (“MAZ Partners”), MAZ Capital Advisers, LLC (“MAZ Capital”) and Mr. Schenker on February 13, 2018, MAZ Partners, MAZ Capital and Mr. Schenker share voting and dispositive power over 300,902 shares of Common Stock, which are included in this amount. Mr. Schenker is the sole managing member of MAZ Capital, which is the sole general partner of MAZ Partners. This amount also includes (a) 25,000 shares of Common Stock that may be acquired pursuant to stock options that may be exercised within 60 days of , 2024 and (b) 14,500 shares of Common Stock held in an IRA account of Mr. Schenker over which Mr. Schenker has sole voting and sole dispositive power.

(3)	Includes 442,500 shares of Common Stock that may be acquired pursuant to stock options that may be exercised within 60 days of , 2024.

(4)	Includes 45,000 shares of restricted Common Stock granted to Mr. Roomberg in connection with his employment. Mr. Roomberg has the power to vote these shares, but the shares of restricted Common Stock are subject to vesting in three equal annual installments beginning on September 20, 2025 and may not be transferred until they vest and will be forfeited if Mr. Roomberg is no longer an employee of the Company at the time of vesting.

(5)

Includes 542,500 shares of Common Stock issuable upon the exercise of stock options granted to executive officers and/or directors that may be exercised within 60 days of               , 2024 and 45,000 shares of restricted Common Stock as described in footnote 4 above.

Changes in Control

To our knowledge, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Executive Compensation

On February 23, 2023, the Company effected a 4-for-1 reverse stock split of its issued and outstanding shares of Common Stock. As a result of the reverse split, each four pre-split shares of Common Stock outstanding automatically combined into one new share of Common Stock. Share amounts and prices disclosed in this proxy statement have been restated, as required, to reflect the reverse stock split as if it had occurred on April 1, 2022.

Summary Compensation Table

The Company has determined that it only had three executive officers during the course of the 2024 fiscal year, based on relevant SEC rules. Accordingly, set forth below is information for the fiscal years indicated relating to the compensation of (i) Alexander Shen, our principal executive officer, who also serves as the President of Ranor, Inc., a wholly owned subsidiary of the Company, (ii) Thomas Sammons, our most highly compensated executive officer other than the principal executive officer who was serving as a chief financial officer until his retirement effective July 14, 2023, and (iii) Barbara Lilley, who served as our chief financial officer effective July 17, 2023. Together, such individuals are referred to as our Named Executive Officers.

Name and Position(3)	Fiscal Year	Salary	Bonus	Option Awards(1)	Stock Awards(2)	All Other Compensation	Total($)
Alexander Shen,	2024	$294,231	$500	—	—	$3,263	$297,994
Chief Executive Officer	2023	$301,154	$500	—	—	$3,086	$304,740
Barbara Lilley,	2024	$138,462	$500	—	—	—	$138,962
Former Chief Financial Officer	2023	—	—	—	—	—	—
Thomas Sammons,	2024	$121,191	—	$108,149	$79,500	$71,184	$380,024
Former Chief Financial Officer(4)	2023	$235,904	$500	—	—	—	$236,404

(I)	There were no option awards granted during fiscal 2024.

(2)	Represents the aggregate grant date fair value of restricted stock awards computed in accordance with ASC Topic 718. On January 2, 2024, the Company granted 15,000 shares of Common Stock pursuant to the Plan to Thomas Sammons, the Company’s former CFO in connection with his consulting services agreement, which shares were fully vested on the grant date. The stock award for $79,500 represents the fair value on the date of grant.

(3)	On July 17, 2023, Barbara Lilley signed an employment agreement to serve as CFO following Thomas Sammons retirement from the Company, effective July 14, 2023. On September 20, 2024, Ms. Lilley stepped down as CFO and the Board appointed Richard Roomberg as the new CFO of the Company.

(4)	All other compensation for Mr. Sammons included compensation under his consulting agreement.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Alexander Shen(1)	192,500	—	$0.32	August 11, 2025
Alexander Shen(2)	250,000	—	$2.00	December 26, 2026

(1)	Subject to Mr. Shen’s continuous employment with the Company through the applicable vesting date, options granted to Mr. Shen on August 12, 2015 vested in three equal annual installments with the first installment vesting on the grant date and the remaining installments vesting on each of the first and second anniversary of the grant date.

(2)	Two-thirds of the options granted to Mr. Shen on December 27, 2016 were vested on the grant date. Subject to Mr. Shen’s continuous employment with the Company through the vesting date, the remaining 83,334 options vested on the first anniversary of the grant date.

Employment Agreements

As of March 31, 2024, we had employment agreements with each of our Named Executive Officers. In addition, prior to his retirement, Mr. Sammons’ employment was governed by the employment agreement described below.

Alexander Shen Employment Agreement

We executed an employment agreement with Mr. Shen on November 17, 2014 (the “CEO Employment Agreement”) to engage Mr. Shen for the position of Chief Executive Officer. The terms of the CEO Employment Agreement provide that Mr. Shen will report directly to our board of directors and others at the direction of the board at such time and in such detail as the board shall reasonably require and his duties and responsibilities shall consist of such powers, duties and responsibilities as are customary for the office of Chief Executive Officer of a company similar in size and stature to the Company.

Pursuant to the CEO Employment Agreement, Mr. Shen receives an annual base salary of $300,000, increased by the board of directors from $275,000, which may be increased from time to time by the board of directors, and was awarded a one-time grant of options to purchase 250,000 shares of our Common Stock, which vested in three equal amounts on the date of grant and each of the subsequent two anniversaries of the date of grant. The exercise price of the options is equal to the closing market price as of the grant date. Mr. Shen is also eligible for an annual cash performance bonus based upon our financial performance as determined by our board of directors and targeted at up to 75% of Mr. Shen’s annual base salary, which target was increased by the board of directors from 60%. Mr. Shen is entitled to participate fully in our employee benefit plans and programs and is entitled to four weeks of vacation per year. Mr. Shen will also be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties and responsibilities as Chief Executive Officer. Under the terms of the CEO Employment Agreement, and in connection with his relocation to Westminster, Massachusetts, Mr. Shen was also entitled to assistance with temporary living arrangements and a relocation allowance of $35,000 at the time of his relocation.

Pursuant to the terms of the CEO Employment Agreement and subject to Mr. Shen’s execution of a release of claims in favor of the Company, in the event we terminate Mr. Shen’s employment without “cause” (as defined below) or Mr. Shen resigns his employment for “good reason” (as defined below) at any time during the six-month period following a change in control, he will be entitled to receive continuation of his base salary for twelve months following termination of his employment, payable under the Company’s normal payroll practices. We may terminate the CEO Employment Agreement for cause upon seven days written notice, during which period Mr. Shen may contest his termination before our board of directors.

In general, “cause” is defined as: (i) Mr. Shen’s refusal to perform material duties and responsibilities or follow legal and reasonable directive of the board of directors, (ii) the willful misappropriation of Company funds or property, (iii) any willful or intentional act which he should have reasonably anticipated would reasonably be expected to materially damage the Company’s reputation, business and/or relationships, (iv) excessive use of alcohol or use of illegal drugs, or (v) any material breach of the CEO Employment Agreement. Mr. Shen is also subject to a covenant not to compete with us for a period of 12 months following termination of the CEO Employment Agreement. In general, “good reason” is defined as: (A) a material adverse change in the duties, responsibilities or effective authority associated with his position, or (B) a material reduction by the Company of Mr. Shen’s base salary, each after Mr. Shen has given the Company written notice and the Company has failed to cure such act within 30 days following receipt of such notice.

In addition to the compensation and severance arrangements described above, the CEO Employment Agreement contains customary provisions (i) prohibiting Mr. Shen from divulging to third parties or using confidential information or trade secrets of the Company; (ii) confirming that all intellectual work products generated by Mr. Shen during the term of his employment with the Company are the sole property of the Company; and (iii) prohibiting Mr. Shen from competing against the Company, including by soliciting the Company’s employees or its current or prospective clients, until the one year anniversary of the termination of his employment.

Barbara M. Lilley Employment Agreement

On July 17, 2023, we entered into an Employment Agreement with Barbara M. Lilley (the “Lilley Employment Agreement”), which became effective as of July 14, 2023, (the “Effective Date) and governs Ms. Lilley’s employment as our Chief Financial Officer. Pursuant to the Lilley Employment Agreement, Ms. Lilley: (i) receives an annual base salary of $200,000, (ii) received an award of restricted stock of 15,000 shares of our Common Stock pursuant to the Plan, at fair market value measured on the grant date which provided that the Employee remains employed by the Company from the Effective Date through the applicable vesting dates, 5,000 of the Restricted Shares shall vest on each of the first, second, and third anniversaries of the Effective Date; provided that in the event of a Change in Control (as defined in the Plan) while the Employee is employed by the Company, all outstanding, unvested Restricted Shares shall become fully vested on the effective date of such Change in Control, subject to the terms and conditions of the Plan. For the avoidance of doubt, none of the Restricted Shares will vest following the end of the Employee’s employment with the Company. Any additional future grants will be as the Compensation Committee or the full Board shall in its sole discretion institute.

If the CFO’s employment with the Company ceases for any reason, then the Company’s obligation to the Employee will be limited solely to the payment of accrued and unpaid base salary, and PTO, through the date of such cessation of employment, subject to appropriate offsets (as permitted by applicable law) for debts or money due to the Company, including without limitation personal loans to the Employee and travel advances. All compensation and benefits will cease at the time of such cessation of employment and, except as otherwise provided by COBRA, the Company will have no further liability or obligation by reason of such termination. The foregoing will not be construed to limit the Executive’s right to payment or reimbursement for claims incurred prior to the date of such termination under any insurance contract funding an employee benefit plan, policy or arrangement of the Company in accordance with the terms of such insurance contract.

The CFO’s obligations shall cease to be in effect in the event that the Company terminates the Employee’s employment with the Company for a reason other than Cause. For purposes of this clause, “Cause” shall mean: (i) the Employee’s failure or refusal to perform Employee’s material duties and responsibilities or Employee’s repeated failure or refusal to follow lawful and reasonable directives of the Board or the CEO; (ii) the willful misappropriation by Employee of the funds, business opportunities, or property of the Company or its affiliates; (iii) the commission by the Employee of any willful or intentional act, which Employee should reasonably have anticipated would reasonably be expected to have the effect of injuring the reputation, business or business relationships of the Company or its affiliates; (iv) use of alcohol to excess or illegal drugs, continuing after written warning from the Board; or (v) any breach by the Employee of any written agreement with the Company.

In addition to the compensation and severance arrangements described above, the Lilley Employment Agreement contains customary provisions (i) prohibiting Ms. Lilley from divulging to third parties or using confidential information or trade secrets of the Company; (ii) confirming that all intellectual work products generated by Ms. Lilley during the term of her employment with the Company are the sole property of the Company; and (iii) prohibiting Ms. Lilley from competing against the Company, including by soliciting the Company’s employees or its current or prospective clients, until the one year anniversary of the termination of her employment.

Effective September 20, 2024, Ms. Lilley stepped down as Chief Financial Officer of the Company and she is continuing to serve the Company as a non-executive employee.

Thomas Sammons Service Agreement

On March 31, 2016, we entered into an Employment Agreement with Thomas Sammons (the “Sammons Employment Agreement”), which became effective as of January 20, 2016 and governed Mr. Sammons’s employment as our Chief Financial Officer through his retirement from service as Chief Financial Office that became effective on July 14, 2023. Pursuant to the Sammons Employment Agreement, Mr. Sammons: (i) received an annual base salary of $235,000, increased by the board of directors from $200,000; (ii) received an award of stock options to purchase 125,000 shares of our Common Stock pursuant to the TechPrecision Corporation 2006 Long-Term Incentive Plan, as amended which subsequently vested and, on July 13, 2023, Mr. Sammons exercised the stock options in a cashless net settlement transaction resulting in the delivery of 109,024 shares of Common Stock; and (iii) was eligible for an annual cash performance bonus of up to 50% of base salary, subject to goals and objectives set by the Chief Executive Officer and our board of directors. Under the Sammons Employment Agreement, Mr. Sammons also was eligible to participate in Company benefits provided to other senior executives as well as benefits available to Company employees generally. Under the terms of the Sammons Employment Agreement and in connection with his relocation to Westminster, Massachusetts, Mr. Sammons was also entitled to assistance with temporary living arrangements and a relocation allowance of $35,000 at the time of his relocation.

The Sammons Employment Agreement also provided for certain severance payments to Mr. Sammons in the event of his termination. Subject to Mr. Sammons’s execution of a release of claims in favor of the Company, if Mr. Sammons had been terminated without “cause” (as defined below) or Mr. Sammons had terminated his employment for “good reason” (as defined below) at any time during the six-month period following a change in control, he would have been entitled to receive continuation of his base salary for twelve months following termination of his employment, payable under the Company’s normal payroll practices.

In general, “cause” is defined as: (i) Mr. Sammons’s refusal to perform material duties and responsibilities or follow legal and reasonable directive of the board of directors, (ii) the willful misappropriation of Company funds or property, (iii) any willful or intentional act which he should have reasonably anticipated would reasonably be expected to materially damage the Company’s reputation, business and/or relationships, (iv) excessive use of alcohol or use of illegal drugs, or (v) any material breach of the Sammons Employment Agreement. In general, “good reason” is defined as: (A) a material adverse change in the duties, responsibilities or effective authority associated with his position, or (B) a material reduction by the Company of Mr. Sammons’s base salary, each after Mr. Sammons has given the Company written notice and the Company has failed to cure such act within 30 days following receipt of such notice.

In addition to the compensation and severance arrangements described above, the Sammons Employment Agreement contained customary provisions (i) prohibiting Mr. Sammons from divulging to third parties or using confidential information or trade secrets of the Company; (ii) confirming that all intellectual work products generated by Mr. Sammons during the term of his employment with the Company are the sole property of the Company; and (iii) prohibiting Mr. Sammons from competing against the Company, including by soliciting the Company’s employees or its current or prospective clients, until the one year anniversary of the termination of his employment.

Following the effective date of his retirement as Chief Financial Officer, Mr. Sammons continued to serve the Company as a non-executive employeefor a limited period of time to assist with transition efforts. The Company then entered into a consultancy agreement with Mr. Sammons under which he agreed to provide consulting services to the Company as an independent contractor, primarily to continue ensuring an orderly transition of his former duties to the new chief financial officer. Under the consultancy agreement, his services are being provided on an as-needed basis following his retirement date, and as compensation for such services, he is being paid an hourly rate and was also awarded 15,000 fully-vested shares of Common Stock.

2016 Long-Term Incentive Plan

The purposes of the Plan are to: (a) enable the Company and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

Employees, directors, consultants and other individuals who provide services to the Company or its affiliates are eligible to be granted awards under the Plan; provided, however, that only employees of the Company or any parent company or subsidiary of the Company are eligible to be granted incentive stock options.

As of March 31, 2024, approximately 162 employees and four non-employee directors are eligible to participate in the Plan, and there were outstanding options granted under the Plan to purchase 542,500 shares of our Common Stock with a weighted-average exercise price of $1.53. This amount included options to purchase 442,500 shares of our Common Stock issued to our executive officers. As of March 31, 2024, the closing price of our Common Stock was $3.61 per share.

Additional Retirement Benefits

During fiscal 2024, our chief executive officer and chief financial officer each participated in our qualified 401(k) plan that provides participants the opportunity to defer taxation on a portion of their income, up to limits set forth in the Internal Revenue Code, and receive a matching Company contribution.

Compensation Policies and Practices and Risk Management

One of the responsibilities of our board of directors, in its role in setting executive compensation and overseeing our various compensation programs, is to ensure that our compensation programs are structured so as to discourage inappropriate risk-taking. We believe that our existing compensation practices and policies for all employees, including executive officers, mitigate against this risk by, among other things, providing a meaningful portion of total compensation in the form of equity incentives. These equity incentives are awarded with either staggered or cliff vesting over several years, so as to promote long-term rather than short-term financial performance and to encourage employees to focus on sustained stock price appreciation. In addition, our existing compensation policies attempt to discourage employees from taking excessive risks to achieve individual performance objectives such as annual cash incentive compensation and long-term incentive compensation which are based upon balanced company-wide, business unit and individual performance and base salaries structured so as to be consistent with an employee’s responsibilities and general market practices. The board of directors, as a whole, is responsible for monitoring our existing compensation practices and policies and investigating applicable enhancements to align our existing practices and policies with avoidance or elimination of risk and the enhancement of long-term stockholder value.

PAY VERSUS PERFORMANCE DISCLOSURE

The following table shows the past two fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules described in greater detail below), our total shareholder return (“TSR”), and our net income.

Year	Summary Compensation – PEO(1)	Compensation Actually Paid - PEO(3)	Summary Compensation - non-PEO NEO(2)	Compensation Actually Paid – non-PEO NEO(3)	Value of Initial Fixed $100 Investment Based on TSR	Net Income (Loss)
2024	$297,994	$286,054	$518,986	$507,046		$(6,343,356)
2023	$304,740	$312,540	$236,404	$236,404	$139	$(979,006)
2022	$356,331	$356,231	$282,193	$282,093	$133	$(349,834)

(1)	The PEO for each of 2023 and 2024 was Alexander Shen.
(2)	The only non-PEO NEO for 2023 was Thomas Sammons. In 2024, Thomas Sammons and Barbara Lilley were each a non-PEO NEO.
(3)	SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as summary compensation table total compensation adjusted to (a) include the fair market value of equity awards as of the end of the fiscal year or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards. The following table details applicable adjustments.

		Summary	Equity Award Adjustments
Year	Executive(s)	compensation table total ($)	Deduct stock awards ($)	Include year-end equity value ($)	Change in value of prior equity awards ($)
2024	PEO	297,994	—	—	—
	Non-PEO NEO	518,986	(72,500)	36,100	(35,300)
2023	PEO	304,740	—	—	7,800
	Non-PEO NEO	236,404	—	—	7,800
2022	PEO	356,331	(17,000)	16,900	(100)
	Non-PEO NEO	282,193	(17,000)	16,000	(100)

Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO(s), the average of Compensation Actually Paid to our Non-PEO NEO(s), and the Company’s net income (loss) over the period covering fiscal years 2022, 2023 and 2024.

PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO(s), the average of Compensation Actually Paid to our Non-PEO NEO(s), and the Company’s TSR over the period covering fiscal years 2022, 2023 and 2024.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Related Party Transactions

Certain Relationships and Related Transactions

Related Party Transaction Policy

All transactions with related parties that may present actual, potential or perceived conflicts of interest are subject to approval by the Audit Committee, under the terms of the Audit Committee’s charter. As part of its review of related party transactions, the Audit Committee generally seeks to obtain evidence regarding whether the terms of the related party transaction are market-based. The Audit Committee relies on such information, in addition to other transaction-specific factors, in its review and approval of related party transactions.

Related Person Transactions

We are not aware of any transactions, since April 1, 2023, or any proposed transactions, in which the Company was a party, where the amount involved exceeded $120,000 and in which a director, executive officer, holder of more than 5% of our Common Stock, any member of the immediate family of any of the foregoing persons or any other “related person” (as defined under the rules of the SEC), had or will have a direct or indirect material interest.

PROPOSAL TWO - AMENDMENT OF THE 2016 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve an amendment (the “Amendment”) to the Company’s Plan. If approved, the Amendment will increase the number of shares of Common Stock available for issuance under the Plan from 1,250,000 shares (adjusted to reflect the 4-for-1 reverse stock split effective on February 23, 2023) to an aggregate of 1,500,000 shares (the additional 250,000 shares, the “Additional Pool”). The terms of the Plan and information regarding awards granted thereunder are summarized below.

Background

The Plan was first approved by stockholders at our Annual Meeting in 2016. The Plan was designed to reflect our commitment to having best practices in both compensation and corporate governance. Currently, awards under the Plan may be granted in the form of incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units and performance awards to employees, directors, consultants, and other individuals who provide services to TechPrecision or its affiliates. To date, non-qualified stock options, incentive stock options and restricted stock have been granted under the Plan. Subject to adjustment as provided in the Plan, the maximum number of shares of Common Stock that may be issued in respect of awards under the Plan is                      shares (inclusive of awards issued under the 2006 Long-Term Incentive Plan (the “2006 Plan”), that remained outstanding as of the effective date of the Plan), all of which shares may be issued in respect of incentive stock options.

A registration statement is currently in effect with respect to our Common Stock issuable under the Plan. The closing price of a share of our Common Stock on                       , 2024 was $           .

In order to ensure that the shares remaining under the Plan will be sufficient to support our equity incentive programs on a going forward basis, the Board has adopted the Amendment to increase the number of shares of Common Stock available for issuance under the Plan by the amount of the Additional Pool.

Reasons for Stockholder Approval

The Board of Directors seeks stockholder approval of the Amendment in order for shares of Common Stock in the Additional Pool to ensure that a sufficient number of shares of Common Stock is available support our equity incentive programs on a going forward basis.

Summary of the Plan

The following is a brief description of the material features of the Plan (as modified by the Amendment). This summary does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan (as modified by the Amendment), which Amendment is attached hereto as Appendix A.

Purpose.  The purposes of the Plan are to: (a) enable the Company and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

Shares Subject to the Plan.   Subject to adjustment as provided in the Plan, the maximum number of shares of Common Stock that may be issued in respect of Awards under the Plan is 1,500,000 shares (inclusive of Awards issued under the 2006 Plan that remain outstanding as of the effective date of the Plan), all of which shares may be issued in respect of Incentive Stock Options.  Any shares of Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.  In the event of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects our Common Stock, the Compensation Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan and covered under outstanding awards as it determines appropriate and equitable.  Shares of our Common Stock subject to awards that expire unexercised or are otherwise forfeited shall again be available for awards under the Plan.

Annual Limits.  In accordance with the requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the maximum number of shares of Common Stock underlying awards (including options, restricted stock, restricted stock units and performance awards) that may be granted during a calendar year to any individual participant shall be 20% of the Plan Limit.

Eligibility.  Employees, directors, consultants, and other individuals who provide services to the Company or its affiliates are eligible to be granted awards under the Plan (any such person who is granted an award under the Plan, a "Participant"); provided, however, that only employees of the Company or any parent company or subsidiary of the Company are eligible to be granted Incentive Stock Options.  As of                     , 2024, approximately         employees and four non-employee directors will be eligible to participate in the Plan. As of                      , 2024, the closing price of our Common Stock was $          per share.

Plan Administration.  The Plan is administered by the Compensation Committee. Any action of the Compensation Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, affiliates, their respective employees, directors, consultants, and other individuals who provide services to the Company or its affiliates, persons claiming rights from or through Participants, and stockholders of the Company. The Compensation Committee will have full authority to grant awards under the Plan and determine the terms of such awards.

Awards.    The Plan authorizes the award of stock options, restricted stock awards, restricted stock units, and performance awards. The terms of an award will be set forth by the Compensation Committee in an individual award agreement.

Options.  An option entitles the holder to purchase from us a stated number of shares of Common Stock. The award agreement shall state whether such grant is an Incentive Stock Option ("ISO") or a Non-Qualified Stock Option ("NQO").  An ISO may only be granted to an employee of ours or our affiliates (provided applicable law so permits). The Compensation Committee will specify the number of shares of Common Stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value (as such term is defined in the Plan) of a share of Common Stock on the date the option is granted.  Notwithstanding the foregoing, if ISOs are granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of a share of Common Stock on the date the ISO is granted.  All options shall be exercisable in accordance with the terms of the applicable award agreement.  The maximum term of an option shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years (or 5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as NQOs.

If a Participant terminates employment with us (or our affiliates) due to death or disability, the Participant's unexercised options may be exercised, to the extent they were exercisable on the termination date, for a period of twelve (12) months from the termination date or until the expiration of the original term of the option, if shorter. If the Participant terminates employment with us (or our affiliates) for cause (as such term is defined in the Plan), all unexercised options (whether vested or unvested) shall terminate and be forfeited on the termination date. If the Participant's employment terminates for any other reason, any vested but unexercised options may be exercised by the Participant, to the extent exercisable at the time of termination, for a period of three months from the termination date (or such time as specified by the Compensation Committee at the time of grant) or until the expiration of the original term of the option, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Restricted Stock.  A restricted stock award is a grant of shares of Common Stock, which may or may not be subject to forfeiture restrictions during a restriction period.  The Compensation Committee will determine the price, if any, to be paid by the Participant for each share subject to a restricted stock award.  The Compensation Committee may condition the expiration of the restriction period, if any, upon: (i) the Participant's continued service over a period of time with us or our affiliates; (ii) the achievement by the Participant, us or our affiliates of any other performance goals set by the Compensation Committee; or (iii) any combination of the above conditions as specified in the award agreement.  If the specified conditions are not attained, the Participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying Common Stock will be forfeited to us. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares of Common Stock. During the restriction period, a Participant will have the right to vote the shares of Common Stock underlying the restricted stock, however, unless otherwise provided by the Compensation Committee, all dividends will remain subject to restriction until the shares of Common Stock with respect to which the dividend was issued lapses. Our board of directors may, in its discretion, accelerate the vesting and delivery of shares of restricted stock.

Restricted Stock Units ("RSUs").  RSUs are granted in reference to a specified number of shares of Common Stock and entitle the holder to receive, following the holder's continued service over a specified period of time or upon achievement of specific performance goals established by the Compensation Committee or any combination of the above as set forth in the applicable award agreement, one share of Common Stock for each such share covered by the RSU.

Performance Awards.  The Company may grant options, restricted stock or RSUs with vesting conditioned based upon the achievement of specified performance goals.  Performance goals may be linked to a variety of factors including the Participant's completion of a specified period of employment or service with us or an affiliated company. Additionally, performance goals can include objectives stated with respect to us, an affiliated company or a business unit and are limited to one or more of the following:

•	Specified levels of or increases in revenue, operating income, pre-tax earnings or income, return on capital, equity measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, earnings growth, EBIT, EBITDA, or operational cash flow;
•	Completion of acquisitions or business expansion;
•	Operating efficiency;
•	Implementation or completion of critical projects or related milestones;
•	Gross margin;
•	Inventory shrink;
•	Vendor allowances;
•	Inventory turns;
•	Inventory levels;
•	Distribution center productivity levels;
•	Customer service levels;
•	Customer or employee satisfaction;
•	Development of new markets;
•	Financial ratios;
•	Strategic initiatives;
•	Improvement in or attainment of operating expense levels;
•	Improvement in or attainment of capital expense levels;
•	The achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, the Company’s bank debt or other public or private debt or financial obligations;
•	The attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs;
•	Individual objectives; and
•	Budget and expense management.

Change in Control.  In the event of a change in control (as defined in the Plan), the Compensation Committee may, on a Participant-by-Participant basis (i) accelerate the vesting of some or all outstanding options and terminate such options immediately prior to the change in control, provided the Participant has been given prior written notice of the change in control and of the Compensation Committee's intention to cancel the options, (ii) fully vest and/or accelerate some or all of the restriction period for any awards, (iii) terminate the award immediately prior to the change in control, provided the Participant has been given prior written notice of the change in control and the Compensation Committee's intention to cancel the award, further provided, however, that during such notice period, the Participant will be able to give notice of exercise of any portion of the award that will become vested upon the change in control (with the actual exercise being contingent on the occurrence of the change in control), (iv) after giving the Participant a chance to exercise any outstanding options, terminate any or all of such unexercised options, (v) cancel any outstanding awards with respect to all shares of Common Stock for which the award remains unexercised or for which the award is subject to forfeiture in exchange for a cash payment equal to the excess (if any) of the fair market value of the award over the exercise price of an option, or the unpaid purchase price (if any) of restricted stock, (vi) require that the award be assumed by the successor corporation or that awards for shares or other interest in the successor corporation with equivalent value be substituted for such award, or (vii) take such other action as the Compensation Committee deems reasonable under the circumstances to permit the participant to realize the value of the award.

New Plan Benefits

It is not possible to determine the number, name or positions of persons who will benefit from the Amendment, if it is approved by stockholders, or the terms of any such benefits due to the fact that awards are granted under the Plan in the discretion of the committee.

The Board of Directors recommends a vote “FOR” Proposal Two to approve the adoption of the Amendment to the TechPrecision Corporation 2016 Long-Term Incentive Plan.

Proposal THREE-Ratification of the Selection of Marcum LLP as Our
Independent Registered Public Accounting Firm for the Fiscal Year ending
March 31, 2024

The Audit Committee has selected Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending March 31, 2025.

The Audit Committee has recommended that the stockholders vote for ratification of the appointment of Marcum as our independent registered public accounting firm. A representative of Marcum is expected to attend the Annual Meeting via teleconference and will have the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Annual Meeting.

Neither our by-laws nor other governing documents or laws require stockholder ratification of the appointment of Marcum as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Marcum. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our stockholders.

The affirmative vote of the majority of the votes cast at the Annual Meeting, either virtually or by proxy will be required to ratify the appointment of Marcum.

Our board of directors recommends a vote “FOR” the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025.

Audit Committee Report

The Audit Committee Report that follows shall not be deemed to “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such Report by specific reference.

In fulfilling its responsibilities with respect to the Company’s audited financial statements for the year ended March 31, 2024, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements with management and Marcum;

•	Discussed with Marcum the matters required by the applicable requirements of the Public Company Accounting Oversight Board concerning the conduct of the audit; and

•	Received the written disclosures and the letter from Marcum regarding its communications with the Audit Committee concerning independence, as required by the Public Company Accounting Oversight Board, and has discussed with Marcum the firm’s independence.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, including the effectiveness of internal control over financial reporting. Marcum was responsible for performing an independent audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Marcum had full access to the Audit Committee to discuss any matters they deem appropriate.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2024.

The Audit Committee
Robert A. Crisafulli, Chair

Richard McGowan
Walter M. Schenker

Principal Accountant Fees

The following is a summary of fees for professional services rendered by Marcum LLP for the years ended:

	March 31, 2024	March 31, 2023
Audit Fees	$502,416	$553,024
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$502,416	$553,024

Audit fees. Audit fees represent fees for professional services performed by Marcum LLP for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees. Audit-related fees represent fees for assurance and related services performed by Marcum LLP that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm. These include services related to consultation with respect to special procedures required to meet certain regulatory requirements.

Tax fees. There were no fees paid to Marcum LLP for tax compliance, tax advice and tax planning services for the fiscal years ended March 31, 2024 and 2023.

All other fees. There were no other fees paid to Marcum LLP for tax compliance, tax advice and tax planning services for the fiscal years ended March 31, 2024 and 2023.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by the independent registered public accounting firm in fiscal 2024 and fiscal 2023 were pre-approved by the Audit Committee.

Proposal FOUR — Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are asking our stockholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including the section titled “Executive Compensation,” and any related material as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act’). This proposal, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.

In a non-binding advisory vote on the frequency of the say-on-pay proposal held at the 2022 annual meeting of stockholders, we recommended, and our stockholders voted in favor of, an annual say-on-pay vote. In light of this result and other factors considered by the board of directors, the board of directors determined that we would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency. A new advisory vote on the frequency of the say-on-pay vote is required every 6 years, and the next such advisory vote will be held at the 2028 annual meeting.

This vote is advisory, and therefore not binding on the Company or our board of directors. Our board of directors values the opinions of the stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the board of directors will evaluate whether any actions are necessary to address those concerns.

We believe that the policies and procedures articulated in the “Executive Compensation” section of this Proxy Statement are effective in achieving the Company’s goals and that the executive compensation reported in this Proxy Statement was appropriate and aligned with fiscal 2024 results. Before voting, we encourage our stockholders to read the “Executive Compensation” section of this Proxy Statement for additional details about our executive compensation programs and Named Executive Officer compensation in fiscal 2024. We are asking stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement.

Our board of directors recommends a vote “FOR” the resolution approving the compensation of our named executive officers, as follows:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.

Other Matters

Other Business to be Conducted at the Annual Meeting

We know of no other matters to be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent according to their best judgment.

Stockholder Proposals for the 2025 Annual Meeting

Stockholders may nominate director candidates and make proposals to be considered at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). In accordance with our by-laws, any stockholder nominations of one or more candidates for election as directors at the 2024 Annual Meeting or any other proposal for consideration at the 2025 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our by-laws, not less than 60 days (October 20, 2025) nor more than 90 days (September 20, 2025) prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such nomination or proposal must be received by the Company no later than the later of 70 days prior to the date of such annual meeting and the 10th day following the day on which public disclosure of the date of such annual meeting was made.

In addition to being able to present proposals for consideration at the 2025 Annual Meeting, stockholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2025 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than                          , 2025, and the stockholder must otherwise comply with the applicable requirements of the SEC and our by-laws. If the stockholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

In addition to satisfying the foregoing requirements under our by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than October 30, 2025.

A copy of the full text of the provisions of our by-laws discussed above may be obtained by writing to our corporate secretary and all notices and nominations referred to above must be sent to our corporate offices at the following address: TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone, facsimile or electronic transmission without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners. We regularly retain the services of Hayden IR to assist with our investor relations and other stockholder communications issues. Hayden IR may assist in the solicitation of proxies but has not, as of the date of this Proxy Statement, been engaged as a proxy solicitor that will receive any additional compensation for these services.

The Company has retained InvestorCom for solicitation and advisory services in connection with solicitation relating to the Annual Meeting at an amount up to $45,000, and reimbursement of reasonable out-of-pocket expenses for its services to the Company in connection with the solicitation.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements for two or more stockholders sharing the same address by delivering a single set of proxy materials, including the Internet Notice, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for TechPrecision.

Some banks, brokers and other nominee record holders may follow the practice of sending only one copy of TechPrecision’s proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If you prefer, we will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: TechPrecision Corporation, l Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary; Telephone 978-874-0591. If you want to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the address and phone number above.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov or at www.techprecision.com.

Upon request of any stockholder, a copy of TechPrecision’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, including a list of the exhibits thereto, may be obtained, without charge, by writing to TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary.

Whether or not you expect to be present at the Annual Meeting, please vote by mobile device or electronically over the Internet, or if you requested a printed copy of the proxy materials be mailed to you, sign, date and return the proxy card enclosed therewith. Your vote is important.

By order of the board of directors of

TECHPRECISION CORPORATION

Alexander Shen

Chief Executive Officer

                              , 2024

Appendix A

AMENDMENT 2024-I TO

TECHPRECISION CORPORATION

2016 LONG-TERM INCENTIVE PLAN

This AMENDMENT 2024-1 TO TECHPRECISION CORPORATION 2016 LONG-TERM INCENTIVE PLAN (this “Amendment”) of TechPrecision Corporation, a Delaware corporation (the “Corporation”).

BACKGROUND

On [____], 2024, the Board of Directors of the Corporation adopted resolutions to make certain changes to the Techprecision Corporation 2016 Long-Term Incentive Plan (the “Plan”) pursuant to Section 10 thereof; which amendment required only the approval of the Board of Directors of the Corporation.

NOW, THEREFORE, the terms of the Plan are amended as follows:

(1)	Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Plan.

(2)	Amendment to Section 3. The first sentence of Section 3(a) of the Plan shall be and hereby is amended by replacing “5,000,000” with “1,500,000”).”

(3)	No Other Changes. Except as set forth in this Amendment, the Plan remains in full force and effect and is hereby ratified and confirmed. The Plan, as modified by this Amendment, constitutes the entire agreement of the Corporation and the Board of Directors with respect to the subject matter of the Plan and supersedes all other discussions, negotiations and understandings with respect to such subject matter. Any reference to the Plan from and after the date of this Amendment shall be deemed and construed as meaning the Plan as modified by this Amendment.

(4)	Effective Date. This Amendment shall be effective as of [_____], 2024.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE

** TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED **

TECHPRECISION CORPORATION

Annual Meeting of Stockholders December 19, 2024

This White Proxy card is Solicited on Behalf of the Board of Directors of TechPrecision Corporation

The undersigned having received notice of the 2024 Annual Meeting of Stockholders of TechPrecision Corporation (the "Company") and revoking all prior proxies, hereby appoint(s) Alexander Shen, Richard Roomberg and John G. Grau (with full power of substitution), as proxies of the undersigned to attend the 2024 Annual Meeting of Stockholders of the Company to be held on Thursday, December 19, 2024 and any postponements or adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of common of the Company which the undersigned is entitled to vote or act upon as of the close of business on November 4, 2024, with all powers the undersigned would possess if personally present.

THIS WHITE PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS WHITE PROXY CARD WILL BE VOTED FOR THE ELECTION OF EACH OF THE BOARD-RECOMMENDED NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2,3, AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS WHITE PROXY CARD PROMPTLY USING ENCLOSED REPLY ENVELOPE.

The undersigned hereby also authorize(s) the proxy, in his or her discretion, to vote on any other business that may properly be brought before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

(continued and to be signed on the reverse side)

TECHPRECISION CORPORATION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of TechPrecision Corporation for the upcoming Annual Meeting of Stockholders

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet:

Please access **www.fcrvote.com/TCP** Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

OR

Submit your proxy by Telephone:

Please call toll-free in the U.S. or Canada at **1-866-402-3905** on a touch-tone telephone. Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER

You may submit your proxy by telephone 24 hours a day, 7 days a week.
Your internet or telephone vote authorizes the Proxyholder(s) to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

Submit your proxy by Mail:

If you do not have access to the internet a touch-tone telephone, please complete, sign, date and return the proxy card in the enclosed envelope.

** TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED **

☒ **Please mark vote as in this sample**

WITH RESPECT TO PROPOSAL 1; WHILE YOU MAY MARK INSTRUCTIONS WITH RESPECT TO ANY OR ALL OF THE NOMINEES, YOU MAY MARK A VOTE FOR ONLY SIX (6) OF THE NOMINEES IN TOTAL. YOU ARE PERMITTED TO VOTE FOR FEWER THAN SIX (6) NOMINEES. IF YOU VOTE FOR FEWER THAN SIX (6) NOMINEES, YOUR SHARES WILL ONLY BE VOTED FOR THOSE NOMINEES YOU HAVE SO MARKED. IF YOU VOTE FOR MORE THAN SIX (6) NOMINEES, ALL OF YOUR VOTES ON PROPOSAL 1 WILL BE INVALID AND WILL NOT BE COUNTED.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE <u>FOR</u> THE BOARD NOMINEES AND TO <u>WITHHOLD</u> FROM THE WYNNEFIELD GROUP NOMINEES.

1. Election of Directors

Board Nominees:	**FOR**	**WITHHOLD**
1. Robert A. Crisafulli	☐	☐
2. Andrew A. Levy	☐	☐
3. Richards S. McGowan	☐	☐
4. John A. Moore	☐	☐
5. Walter M. Schenker	☐	☐
6. Alexander Shen	☐	☐

Wynnefield Group Nominees:	**FOR**	**WITHHOLD**
1.General Victor Eugene "Gene" Renuart, Jr., U.S. Air Force (Ret.)	☐	☐
2. Robert D. Straus	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE <u>FOR</u> PROPOSALS 2 ,3, AND 4.

Date: ______________________________, 2024

____
Signature

____
Signature (If jointly held)

____
Title(s)

Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer